Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Exact Sciences Corporation 401(k) Plan
Madison, Wisconsin
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-229780) of Exact Sciences Corporation of our report dated June 29, 2020, relating to the financial statements and supplemental schedule of Exact Sciences Corporation 401(k) Plan which appear in this Form 11-K for the year ended December 31, 2019.
/s/BDO USA, LLP

Madison, Wisconsin
June 29, 2020